UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

Clearway Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CWEN.A	New York Stock Exchange
Class C Common Stock, par value $0.01	CWEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 22, 2021, Clearway Energy Operating LLC, a subsidiary of Clearway Energy, Inc. (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) to sell the Company’s Thermal Business to KKR Thor Bidco, LLC, an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) (such sale, the “Transaction”).

Pursuant to the Purchase Agreement, KKR will acquire 100% of the membership interests of a to-be-formed wholly-owned subsidiary of the Company (the “Target”). At the consummation of the Transaction (the “Closing”), the Target will own (a) 100% of the membership interests of Clearway Thermal LLC (“Clearway Thermal”), (b) 100% of the membership interests of Fuel Cell Holdings LLC, (c) 100% of the membership interests of ECP Uptown Campus Holdings LLC, the parent company of ECP Uptown Campus LLC (“ECP Uptown”), (d) 100% of the membership interests of Energy Center Caguas Holdings LLC, (e) 100% of the membership interests of Energy Center Fajardo Holdings LLC, (f) 100% of the membership interests of Thermal Infrastructure Development Holdings LLC, and (g) 100% of the membership interests of Energy Center Omaha Holdings LLC.

Subject to the terms and conditions of the Purchase Agreement, KKR has agreed to acquire all of the outstanding membership interests of the Target for an aggregate base purchase price of approximately $1,900,000,000, subject to adjustments for the net working capital, indebtedness, and transaction expenses of the Thermal Business (the “Base Purchase Price”). Based on current estimates, the Company expects total net cash proceeds of approximately $1,300,000,000 as a result of the transaction.

The Purchase Agreement contains customary representations and warranties and covenants of the parties thereto. The representations and warranties of the parties to the Purchase Agreement will not survive the closing of the Transaction. Pursuant to the Purchase Agreement, KKR is obligated to obtain a representation and warranty insurance policy to cover losses arising from breaches of representations and warranties by the Company.

The representations and warranties of the Company set forth in the Purchase Agreement have been made solely for the benefit of the parties thereto, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (a) have been qualified by disclosure schedules that the parties have delivered in connection with the execution of the Purchase Agreement, (b) are subject to the materiality standards set forth in the Purchase Agreement, which may differ from what may be viewed as material by investors, (c) in certain cases, were made as of a specific date, and (d) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Purchase Agreement.

Between the date of the Purchase Agreement and the Closing, subject to certain exceptions, the Company has agreed to operate the Target and its subsidiaries in the ordinary course of business and good industry practice and to use commercially reasonable efforts to preserve, maintain and protect the assets and business of the Target and its subsidiaries.

The Transaction is subject to customary closing conditions, including: (a) the accuracy of the representations and warranties of each party at the time of Closing, (b) compliance in all material respects by each party with its covenants, (c) the absence of any law or order prohibiting the Closing, (d) receipt of certain regulatory approvals, as necessary, and (e) the absence of an event of default under certain notes issued by Clearway Thermal and ECP Uptown. The Transaction is expected to close in the first half of 2022.

In connection with the closing of the Transaction, the Company and KKR will enter in to certain additional ancillary agreements, including a transition services agreement.

The Purchase Agreement contains certain customary termination rights for the Company and KKR, including among other things, that (a) either party may terminate the Purchase Agreement if (i) the parties mutually agree in writing, (ii) the closing has not occurred on or before April 20, 2022, subject to certain extension rights, (iii) there is an order permanently restraining, enjoining or prohibiting the consummation of the Transaction or law making the Transaction illegal, or (iv) the other party has breached a representation, warranty, covenant or agreement contained in the Purchase Agreement resulting in a failure of a condition set forth in the Purchase Agreement and (b) the Company may terminate the Purchase Agreement if KKR does not consummate the closing of the Transaction within a certain period of time of the satisfaction of its conditions to closing set forth in the Purchase Agreement, provided the Company is ready, willing, and able to consummate the closing of the Transaction. In the event that the Company terminates the Purchase Agreement as a result of KKR breaching a representation, warranty, covenant or agreement contained in the Purchase Agreement or failing to closing within a certain period of time of the satisfaction of its conditions to closing set forth in the Purchase Agreement, KKR is required to pay a termination fee equal five percent (5%) of the Base Purchase Price (the “Termination Fee”). Upon the Company’s termination of the Purchase Agreement as a result of KKR breaching a representation, warranty, covenant or agreement contained in the Purchase Agreement or failing to closing within a certain period of time of the satisfaction of its conditions to closing set forth in the Purchase Agreement, the Termination Fee will be the sole and exclusive remedy of the Company and its affiliates against KKR and its affiliates for any losses suffered as a result of any failure to perform under the Purchase Agreement or failure of the Closing to be consummated in connection with the Transaction. While the Company may pursue both a grant of specific performance and payment of the Termination Fee under the Purchase Agreement, in no event shall the Company be entitled to receive both a grant of specific performance requiring consummation of the Transaction and the payment of the Termination Fee.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement, dated as of October 22, 2021, by and between Clearway Energy Operating LLC and KKR Thor Bidco, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date:  October 26, 2021